Exhibit 10.21

December 21, 2022

By facsimile (902) 432-6148

Canada Revenue Agency

Business Returns Division

Prince Edward Island Tax Centre

275 Pope Rd

Summerside, PE C1N 5Z7

Dear Sir/Madam:

Re: 37 Capital Inc. (the “Company”).

Flow-Through Share (FTS) Identification Number: 20-48528-4

Corporation Account Number: 10026 4068 RC0001

The Company would like to cancel the above-noted flow through share (FTS) offering. The Company will be issuing an amended T101 to the subscriber.

Should you have any questions, please contact the undersigned at (604) 681-0204 ext. 6105 or by email at info@37capitalinc.com.

Thanking you,

Yours sincerely,

37 Capital Inc.

“Jake H. Kalpakian”

Jake H. Kalpakian

President